UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2015
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The description of the Cooperation Agreement (as defined below) set forth under Item 5.02 of this Current Report on Form 8-K and as qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1, is incorporated by reference into this Item 1.01.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2015, Itron, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Coppersmith Capital Management, LLC (together with certain of its affiliates, “Coppersmith”), Scopia Management, Inc. (together with certain of its affiliates, “Scopia” and collectively with Coppersmith, the “Group”), Jerome J. Lande and Peter Mainz. Set forth in this Item 5.02 is a summary of the material terms and conditions of the Cooperation Agreement and such description is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.
The Group currently beneficially owns in the aggregate 3,775,801 shares of the Company’s common stock, without par value (the “Common Stock”), representing approximately 9.9% of the Common Stock issued and outstanding.
In connection with the execution of the Cooperation Agreement, the Board of Directors of the Company (the “Board”): (i) set by resolution the new size of the Board at fourteen (14) members, and (ii) appointed as members of the Board Mr. Lande (an individual affiliated with Coppersmith), which appointment will be effective immediately, and Mr. Mainz (an independent director mutually agreed upon by the Company and the Group (together with Mr. Lande, the “New Nominees”)), which appointment will not be effective until January 1, 2016.
The Cooperation Agreement provides that Mr. Mainz shall be nominated as a Class II Director who will stand for election at the Company’s 2016 annual meeting of shareholders (the “2016 Annual Meeting”) with a term expiring at the 2018 annual meeting of the shareholders of the Company (the “2018 Annual Meeting”) and that Mr. Lande shall be nominated as a Class I Director who will stand for election at the 2016 Annual Meeting with a term expiring at the 2017 annual meeting of shareholders (the “2017 Annual Meeting”). Pursuant to the Cooperation Agreement, both the New Nominees shall, while serving as members of the Board, at all times (i) qualify as “independent” pursuant to the Securities and Exchange Commission and NASDAQ listing standards and (ii) qualify to serve as a director under the Washington Business Corporation Act. Mr. Mainz also represented that he has no prior or current relationship with the Group, its principals or any of its affiliates (other than contact incident to becoming a director pursuant to the Cooperation Agreement).
The Board agreed to appoint Mr. Mainz as a member of the Compensation Committee of the Board and Mr. Lande as a member of the Audit/Finance Committee of the Board.
Pursuant to the Cooperation Agreement, during the Standstill Period (as defined below), the Board and all applicable committees of the Board will not create any executive committee of the Board, or delegate to any existing or new committee of the Board, responsibilities substantially similar to those of an executive committee.
During the Standstill Period, subject to the terms of the Cooperation Agreement, if either of the New Nominees (or any replacement directors therefor) is unable or unwilling to serve, or resigns as a director and (a) so long as the Group continuously holds in the aggregate at least the lesser of five percent (5.0%) of the Company’s then outstanding Common Stock and 1,894,887 shares of Common Stock (the “Minimum Ownership Threshold”), the Group shall have the ability to recommend a substitute director(s) for each of the New Nominees and (b) if at any time, the Group holds less than the Minimum Ownership Threshold, then so long as the Group continuously holds in the aggregate at least the lesser of four percent (4.0%) of the Company’s then outstanding Common Stock and 1,515,909 shares of Common Stock, the Group shall have the ability to recommend a substitute director for Mr. Mainz.

The Company also agreed to reduce the size of the Board to thirteen (13) members immediately following the 2016 Annual Meeting and further decrease the size of the Board to twelve (12) members immediately following the 2017 Annual Meeting.
Pursuant to the terms of the Cooperation Agreement, the Group will not (1) nominate or recommend for nomination any person for election as a director at the 2016 Annual Meeting, (2) submit any proposal for consideration at the 2016 Annual Meeting or any special meeting of shareholders held during the Standstill Period or (3) initiate, encourage or participate in any “withhold” campaign with respect to the 2016 Annual Meeting; provided, that if the Standstill Period is extended until thirty (30) days prior to the deadline for submission of shareholder nominations for directors for the 2018 Annual Meeting pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), then the Group agrees to abide by such restrictions at the 2017 Annual Meeting in addition to the 2016 Annual Meeting.
Pursuant to the terms of the Cooperation Agreement, the Group will (1) continue to have the right to vote all shares of Common Stock held by the Group as of the execution date of the Cooperation Agreement; provided, that prior to the 2016 Annual Meeting the Group may sell up to 568,466 shares of Common Stock net of any purchases; and (2) vote all shares of Common Stock beneficially owned by the Group (w) in favor of the slate of directors recommended by the Board, (x) in favor of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, (y) in accordance with the Board’s recommendation with respect to the advisory vote on executive compensation and (z) if Mr. Lande (or any replacement director therefor) has voted to recommend such proposal in his or her capacity as a director, in accordance with the Board’s recommendation for each other proposal to come before the 2016 Annual Meeting; provided, that if the Standstill Period is extended until thirty (30) days prior to the deadline for submission of shareholder nominations for directors for the 2018 Annual Meeting pursuant to the Bylaws, then the Group will appear in person or by proxy at the 2017 Annual Meeting and vote in accordance with the above provisos, provided, that for the purposes of this proviso, (x) shall refer to the year ending December 31, 2017 and (z) shall refer to the 2017 Annual Meeting.
Pursuant to the Cooperation Agreement, Mr. Lande delivered to the Company an irrevocable resignation letter pursuant to which he will immediately resign from the Board and all applicable committees of the Board (a) if at any time during the Standstill Period the Group’s aggregate beneficial ownership of Common Stock decreases to less than the Minimum Ownership Threshold, (b) if the Standstill Period is not extended pursuant to the Cooperation Agreement and if any member of the Group takes any action with any third party in connection with, or advises any third party that it is considering, conducting a proxy contest at the 2017 Annual Meeting or provides the Company with a notice of nomination of director(s) at the 2017 Annual Meeting or (c) if the Standstill Period is extended pursuant to the Cooperation Agreement and if any member of the Group takes any action with any third party in connection with, or advises any third party that it is considering, conducting a proxy contest at the 2018 Annual Meeting or provides the Company with a notice of nomination of director(s) at the 2018 Annual Meeting.
Under the terms of the Cooperation Agreement, the Group has agreed to certain restrictions during the Standstill Period, including, among others (in each case, subject to certain exceptions): (i) soliciting proxies with respect to securities of the Company, (ii) taking action for the election or removal of directors with respect to the Company, (iii) calling any meeting of shareholders of the Company, (iv) purchasing beneficial ownership of more than twelve and a half percent (12.5%) of the Company’s Common Stock, (v) effecting or seeking to effect any tender or exchange offer, merger, consolidation, business combination, recapitalization, reorganization, sale or acquisition of assets, liquidation, dissolution or other extraordinary transaction involving the Company and (vi) knowingly encouraging any third party to take any action in connection with any of the foregoing. The “Standstill Period” commences on the date of the execution of the Cooperation Agreement and extends until thirty (30) days prior to the deadline for the submission of shareholder nominations for directors for the 2017 Annual Meeting pursuant to the Bylaws, provided, that if the Company shall offer to re-nominate Mr. Lande (or any replacement director therefor) for election at the 2017 Annual Meeting (which offer shall be made by the Company not less than ten (10) business days prior to the expiration of the Standstill Period) and if Mr. Lande (or any replacement director therefor) accepts such re-nomination, then the Standstill Period shall be automatically extended to thirty (30) days prior to the deadline for the submission of shareholder nominations for directors for the 2018 Annual Meeting pursuant to the Bylaws.

The Cooperation Agreement remains in effect until the earliest of the expiration of the Standstill Period and such other date established by mutual written agreement of the parties to the Cooperation Agreement.
Pursuant to the Cooperation Agreement, the Board agreed to establish a committee of the Board (the “Value Enhancement Committee”) to review, study and develop potential initiatives (including transactions) designed to create durable, sustainable long-term shareholder value. The Value Enhancement Committee shall remain in effect during the Standstill Period and, if determined by the Board, thereafter. The Value Enhancement Committee shall be comprised of no more than five (5) independent directors, consisting of the New Nominees (or replacement directors therefor), and three (3) of the Company’s incumbent independent directors, as recommended by the Corporate Governance Committee and approved by the Board. The Corporate Governance Committee has recommended, and the Board has approved, Jon E. Eliassen, chairman of the Board, and Directors Gary Pruitt and Diana D. Tremblay as the Company’s incumbent independent directors to serve on the Value Enhancement Committee, with Mr. Pruitt serving as the Chairperson. The New Nominees (or replacement directors therefor) shall serve on the Value Enhancement Committee for so long as such persons serve as directors during the existence of the Value Enhancement Committee. The Value Enhancement Committee will make recommendations to the Board regarding actions to be considered in furtherance of the Value Enhancement Committee’s purpose. The Board will have the right to review and approve or reject any recommendations made by the Value Enhancement Committee.
Under the terms of the Cooperation Agreement, the Company shall reimburse the Group, up to $50,000 in the aggregate, for the reasonable, documented out-of-pocket fees and expenses incurred by the Group through the date of the Cooperation Agreement for the purpose of negotiating and executing the Cooperation Agreement.
Each of the parties to the Cooperation Agreement also agreed to mutual non-disparagement obligations. The Company has also entered into a confidentiality agreement with Mr. Lande, Coppersmith Capital Management, LLC and certain of its affiliates.
As of the date of the appointment, neither Messrs. Lande nor Mainz has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.
Mr. Mainz is expected to receive the standard annual Board compensation for non-employee directors for 2016 (the year in which his appointment will become effective) starting from January 1, 2016, when Mr. Mainz will commence his service as director of the Company. Mr Lande is expected to receive, on a pro rata basis, the standard annual Board compensation for non-employee directors from and after his appointment. Standard annual Board compensation is comprised of the following fees for 2015:

Compensation Element	Compensation Amount
Director Fees	$165,000 per year, with $65,000 paid in cash and $100,000 paid in Company’s Common Stock

Committee Fees*
- Audit/Finance Committee	$10,000 per year paid in cash
- Compensation Committee	$6,500 per year paid in cash
- Corporate Governance Committee	$5,000 per year paid in cash

Committee Chairperson Fees*
- Audit/Finance Committee	$20,000 per year paid in cash on a quarterly basis
- Compensation Committee	$15,000 per year paid in cash on a quarterly basis
- Corporate Governance Committee	$15,000 per year paid in cash on a quarterly basis

*Upon its establishment, the Value Enhancement Committee is anticipated to have a committee fee of $10,000 and a committee chairperson fee of $20,000.

All fees to be paid only in the case where the director serves in these roles, as applicable, and to be pro-rated based on the dates on which the director commences his services as a director of the Company or as a member or Chairperson of a committee of the Board, as applicable.
Each of Mr. Mainz and Mr. Lande is also expected to receive restricted stock units vesting ratably over three (3) years and equal in value to fifty percent (50%) of the annual cash retainer of $65,000.
A copy of the Company’s press release announcing the appointment of Messrs. Lande and Mainz to the Company’s Board and entry into the Cooperation Agreement is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1
Cooperation Agreement by and among Itron, Inc., Coppersmith Capital Management LLC, Scopia Management, Inc. and certain of their specified affiliates, Jerome J. Lande and Peter Mainz, dated as of December 9, 2015.

99.1	Press Release, dated December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ W. MARK SCHMITZ
Dated: December 10, 2015		W. Mark Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Cooperation Agreement by and among Itron, Inc., Coppersmith Capital Management LLC, Scopia Management, Inc. and certain of their specified affiliates, Jerome J. Lande and Peter Mainz, dated as of December 9, 2015.

99.1	Press Release, dated December 10, 2015.